Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                       Contact:                      David M. Findlay
                                                                                                                 President and
                                                                                                                Chief Financial Officer
                                                                                                                (574) 267-9197
                                                                                                                david.findlay@lakecitybank.com

LAKE CITY BANK REPORTS

16% INCREASE IN EARNINGS PER SHARE

Warsaw, Indiana (April 25, 2011) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported net income available to shareholders of $6.0 million for the first quarter of 2011, an increase of 14% versus $5.2 million in the first quarter of 2010.  Diluted net income per share for the quarter increased 16% to $0.37 versus $0.32 for the comparable period of 2010.  On a linked quarter basis, net income increased 3% to $6.0 million compared to net income of $5.8 million, or $0.36 per diluted share, for the fourth quarter of 2010.

Michael L. Kubacki, Chairman and Chief Executive Officer, commented, “We continue to be pleased with the strength of our operating performance, which is reflected in the favorable increase in diluted earnings per share.  We also believe that we are in a great competitive position in all of our Indiana markets to take advantage of future growth.  Throughout the prolonged economic challenges of the past several years, we have continued to build a balance sheet that is ready for business expansion and the opportunities it will bring.”

The Company also announced that the Board of Directors approved a cash dividend for the first quarter of $0.155 per share, payable on May 5, 2011 to shareholders of record as of April 25, 2011.

Kubacki noted, “Our dividend to shareholders represents a further affirmation of the strength of our financial performance.  The uninterrupted dividend is reflective of our confidence in the future and our ability to consistently produce quality earnings.”

Average total loans for the first quarter of 2011 were $2.10 billion versus $2.01 billion for the first quarter of 2010 and $2.08 billion for the linked fourth quarter of 2010.  Total loans outstanding grew $93 million, or 5%, from $2.0 billion as of March 31, 2010 to $2.1 billion as of March 31, 2011.  Total loans increased by $14 million, or 1%, during the first quarter of 2011.

Kubacki added, “Quality loan demand remains somewhat muted.  While we’re observing some signs of borrower strengthening in our markets, it has not translated into substantive business expansion actions by our clients and prospects.”

The Company’s net interest margin was 3.78% in the first quarter of 2011 versus 3.86% for the first quarter of 2010 and 3.62% in the linked fourth quarter of 2010.  The year-over-year margin decline resulted primarily from higher costs of funds as the Company increased its reliance on core deposits as a funding source.

The Company’s provision for loan losses in the quarter of $5.6 million represented an increase of $74,000, versus $5.5 million in the same period of 2010.  In the fourth quarter of 2010, the provision was $6.5 million. The Company’s allowance for loan losses as of March 31, 2011 was $48.5 million, compared to $36.3 million as of March 31, 2010 and $45.0 million as of December 31, 2010.  The allowance for loan losses increased to 2.30% of total loans as of March 31, 2011 versus 1.81% at March 31, 2010 and 2.15% as of December 31, 2010.

Net charge-offs totaled $2.1 million in the first quarter of 2011, versus $1.3 million during the first quarter of 2010 and $3.5 million during the fourth quarter of 2010.  Losses on three commercial real estate-related credits represented $1.2 million, or 58%, of the net charge-offs for the quarter.  In total, there were 11 commercial credits and 28 retail credits that experienced charge-offs during the quarter.  Nonperforming assets were $39.9 million as of March 31, 2011 versus $33.0 million as of March 31, 2010 and $40.7 million as of December 31, 2010.  The decrease during the first quarter resulted primarily from charge-offs of $1.6 million taken on loans that were on nonaccrual status as of December 31, 2010.  As a result, the ratio of nonperforming assets to total assets at March 31, 2011 was 1.45% versus 1.52% at December 31, 2010.  The allowance for loan losses increased to 132% of nonperforming loans as of March 31, 2011 versus 122% at December 31, 2010 and 113% at March 31, 2010.

David M. Findlay, President and Chief Financial Officer, stated, “Since 2007, we have increased our allowance for loan losses by over 200% from $15.8 million to $48.5 million.  This $32.7 million increase has substantially strengthened our balance sheet and gives us adequate coverage of our nonperforming loans.  While we are encouraged by recent trends in watchlist credits and a stabilization in nonperforming asset totals, we continue to be aware of risks inherent in our loan portfolio. As a result, we have been prudent in ensuring appropriate coverage of these risks.”

The Company's noninterest income was $4.8 million for the first quarters of both 2011 and 2010, versus $5.1 million for the fourth quarter of 2010.  Non-interest income was positively impacted by a $186,000 increase in investment brokerage income and a $156,000 increase in loan, insurance and service fees, which were driven by increases in several ancillary commercial and retail revenue sources.  Non-interest income was negatively impacted by $198,000 in net losses on securities sales related to a strategic realignment in the investment portfolio, which included the sale of eight private label mortgage-backed securities.  As a result of this activity, the Company sold six of the seven private label mortgage-backed securities on which it had previously recognized other than temporary impairment.  Further impacting noninterest income was a net loss of $49,000 in mortgage banking income.  This loss resulted from a non-cash decrease in the fair value of the mortgage banking derivative of $219,000 during the first quarter of 2011.  The decline in the derivative value was due to significantly lower mortgage loan volumes during the quarter in comparison to prior fiscal periods.  In addition, other income declined due to a write-down of other real estate owned totaling $194,000.

Overall, total revenue for the first quarter of 2011 increased 2% to $28.4 million versus $27.8 million for the comparable period of 2010 and $28.4 million in the fourth quarter of 2010.

Findlay added, “Our core fee-based revenue sources had a good quarter, led by a 34% increase in brokerage revenues and a 17% increase in loan, insurance and service fees.  In addition, our wealth advisory and service charges on deposit accounts recognized year-over-year increases of 3% and 6%, respectively.”

The Company's noninterest expense increased $1.1 million, or 9%, to $14.2 million in the first quarter of 2011, versus $13.0 million in the comparable quarter of 2010.  On a linked quarter basis, non-interest expense increased 6% from $13.3 million in the fourth quarter of 2010.  Salaries and employee benefits increased by $662,000 in the three-month period ended March 31, 2011 versus the same period of 2010.  These increases were driven by staff additions, normal merit increases and higher health insurance expense.  In addition, the Company’s performance based compensation expense increased due to performance versus corporate objectives and increased recognition levels.  Data processing fees increased by $146,000 due to expenses associated with the Company’s conversion to a new core processor.  The core conversion was completed during the second quarter of 2011.  In addition, other expense increased by $263,000 in the first quarter of 2011 versus the comparable period of 2010, driven by $116,000 of credit related costs and higher advertising expenses of $111,000.  The Company's efficiency ratio for the first quarter of 2011 was 50%, compared to a ratio of 47% for the comparable quarter of 2010.

Lakeland Financial’s tangible equity to tangible assets ratio was 9.02% at March 31, 2011 compared to 8.74% at March 31, 2010 and 9.10% at December 31, 2010.  Average total deposits for the quarter ended March 31, 2011 were $2.22 billion versus $2.27 billion for the fourth quarter of 2010 and $1.93 billion for the first quarter of 2010.

Lakeland Financial Corporation is a $2.7 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  The Company also has a Loan Production Office in Indianapolis, Indiana.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Securities, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, FTN Financial Securities Corp., FTN Equity Capital Markets Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.

LAKELAND FINANCIAL CORPORATION
FIRST QUARTER 2011 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except share and per share data)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2011	2010	2010
END OF PERIOD BALANCES
Assets	$ 2,749,240	$ 2,681,926	$ 2,618,635
Deposits	2,292,468	2,201,025	2,031,152
Loans	2,104,366	2,089,959	2,011,443
Allowance for Loan Losses	48,495	45,007	36,332
Total Equity	251,142	247,086	286,633
Tangible Common Equity	247,792	243,779	228,543
AVERAGE BALANCES
Total Assets	$ 2,693,279	$ 2,727,958	$ 2,572,694
Earning Assets	2,561,864	2,598,620	2,445,158
Investments	438,470	444,292	413,987
Loans	2,097,256	2,081,535	2,009,808
Total Deposits	2,224,764	2,266,681	1,927,872
Interest Bearing Deposits	1,930,606	1,972,667	1,687,187
Interest Bearing Liabilities	2,134,282	2,169,913	2,031,015
Total Equity	250,024	248,194	284,784
INCOME STATEMENT DATA
Net Interest Income	$ 23,534	$ 23,323	$ 22,961
Net Interest Income-Fully Tax Equivalent	23,917	23,666	23,293
Provision for Loan Losses	5,600	6,521	5,526
Noninterest Income	4,826	5,091	4,847
Noninterest Expense	14,168	13,333	13,048
Net Income	5,965	5,782	6,021
Net Income Available to Common Shareholders	5,965	5,782	5,216
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.37	$ 0.36	$ 0.32
Diluted Net Income Per Common Share	0.37	0.36	0.32
Cash Dividends Declared Per Common Share	0.155	0.155	0.155
Book Value Per Common Share (equity per share issued)	15.50	15.28	14.44
Market Value – High	23.65	22.28	19.18
Market Value – Low	20.50	18.34	17.00
Basic Weighted Average Common Shares Outstanding	16,195,352	16,145,823	16,091,626
Diluted Weighted Average Common Shares Outstanding	16,285,161	16,240,353	16,176,406
KEY RATIOS
Return on Average Assets	0.90%	0.84%	0.95%
Return on Average Total Equity	9.68	9.24	8.57
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	49.96	46.92	46.92
Average Equity to Average Assets	9.28	9.10	11.07
Net Interest Margin	3.78	3.62	3.86
Net Charge Offs to Average Loans	0.41	0.67	0.26
Loan Loss Reserve to Loans	2.30	2.15	1.81
Loan Loss Reserve to Nonperforming Loans	132.28	121.90	112.56
Nonperforming Loans to Loans	1.74	1.77	1.60
Nonperforming Assets to Assets	1.45	1.52	1.26
Tier 1 Leverage	10.21	9.93	12.25
Tier 1 Risk-Based Capital	12.21	12.00	14.35
Total Capital	13.47	13.26	15.61
Tangible Capital	9.02	9.10	8.74
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 2,881	$ 3,212	$ 7,237
Loans Past Due 90 Days or More	764	330	1,069
Non-accrual Loans	35,896	36,591	31,209
Nonperforming Loans (includes nonperforming TDR's)	36,660	36,921	32,278
Other Real Estate Owned	3,215	3,695	700
Other Nonperforming Assets	3	42	15
Total Nonperforming Assets	39,878	40,659	32,993
Nonperforming Troubled Debt Restructurings (included in
nonperforming loans)	7,656	6,091	6,283
Performing Troubled Debt Restructurings	9,730	8,547	8,039
Total Troubled Debt Restructurings	17,386	14,638	14,322
Impaired Loans	48,695	48,015	38,711
Total Watch List Loans	158,483	169,269	180,696
Net Charge Offs/(Recoveries)	2,111	3,526	1,267

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
As of March 31, 2011 and December 31, 2010
(in thousands, except share data)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and due from banks	$ 75,056	$ 42,513
Short-term investments	122,075	17,628
Total cash and cash equivalents	197,131	60,141

Securities available for sale (carried at fair value)	368,106	442,620
Real estate mortgage loans held for sale	697	5,606

Loans, net of allowance for loan losses of $48,495 and $45,007	2,055,871	2,044,952

Land, premises and equipment, net	30,597	30,405
Bank owned life insurance	39,284	38,826
Accrued income receivable	8,900	9,074
Goodwill	4,970	4,970
Other intangible assets	139	153
Other assets	43,545	45,179
Total assets	$ 2,749,240	$ 2,681,926

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$ 302,552	$ 305,107
Interest bearing deposits	1,989,916	1,895,918
Total deposits	2,292,468	2,201,025

Short-term borrowings
Securities sold under agreements to repurchase	142,430	142,015
U.S. Treasury demand notes	2,494	2,037
Other short-term borrowings	0	30,000
Total short-term borrowings	144,924	174,052

Accrued expenses payable	12,561	11,476
Other liabilities	2,177	2,318
Long-term borrowings	15,040	15,041
Subordinated debentures	30,928	30,928
Total liabilities	2,498,098	2,434,840

EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,198,619 shares issued and 16,103,335 outstanding as of March 31, 2011
16,169,119 shares issued and 16,078,420 outstanding as of December 31, 2010	86,401	85,766
Retained earnings	164,754	161,299
Accumulated other comprehensive income	1,419	1,350
Treasury stock, at cost (2011 - 95,284 shares, 2010 - 90,699 shares)	(1,521)	(1,418)
Total stockholders' equity	251,053	246,997

Noncontrolling interest	89	89
Total equity	251,142	247,086
Total liabilities and equity	$ 2,749,240	$ 2,681,926

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2011 and 2010
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 25,865	$ 25,350
Tax exempt	121	19
Interest and dividends on securities
Taxable	4,057	4,228
Tax exempt	689	645
Interest on short-term investments	18	14
Total interest income	30,750	30,256
Interest on deposits	6,685	6,515
Interest on borrowings
Short-term	171	249
Long-term	360	531
Total interest expense	7,216	7,295
NET INTEREST INCOME	23,534	22,961
Provision for loan losses	5,600	5,526
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	17,934	17,435

NONINTEREST INCOME
Wealth advisory fees	818	792
Investment brokerage fees	731	545
Service charges on deposit accounts	1,963	1,858
Loan, insurance and service fees	1,076	920
Merchant card fee income	234	280
Other income	372	532
Mortgage banking income (loss)	(49)	91
Net securities gains (losses)	(198)	0
Other than temporary impairment loss on available-for-sale securities:
Total impairment losses recognized on securities	(121)	(193)
Loss recognized in other comprehensive income	0	22
Net impairment loss recognized in earnings	(121)	(171)
Total noninterest income	4,826	4,847
NONINTEREST EXPENSE
Salaries and employee benefits	8,173	7,511
Occupancy expense	875	789
Equipment costs	554	529
Data processing fees and supplies	1,112	966
Credit card interchange	2	64
Other expense	3,452	3,189
Total noninterest expense	14,168	13,048
INCOME BEFORE INCOME TAX EXPENSE	8,592	9,234
Income tax expense	2,627	3,213
NET INCOME	$ 5,965	$ 6,021
Dividends and accretion of discount on preferred stock	0	805
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$ 5,965	$ 5,216
BASIC WEIGHTED AVERAGE COMMON SHARES	16,195,352	16,091,626
BASIC EARNINGS PER COMMON SHARE	$ 0.37	$ 0.32
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,285,161	16,176,406
DILUTED EARNINGS PER COMMON SHARE	$ 0.37	$ 0.32

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
FIRST QUARTER 2011
(unaudited in thousands)

	March 31,		December 31,		March 31,
	2011		2010		2010
Commercial and industrial loans:
Working capital lines of credit loans	$ 312,258	14.8%	$ 281,546	13.5%	$ 244,379	12.1%
Non-working capital loans	376,875	17.9	384,138	18.4	412,398	20.5
Total commercial and industrial loans	689,133	32.7	665,684	31.8	656,777	32.6

Commercial real estate and multi-family residential loans:
Construction and land development loans	112,339	5.3	106,980	5.1	190,874	9.5
Owner occupied loans	334,562	15.9	329,760	15.8	346,669	17.2
Nonowner occupied loans	346,971	16.5	355,393	17.0	251,114	12.5
Multifamily loans	22,530	1.1	24,158	1.2	25,324	1.3
Total commercial real estate and multi-family residential loans	816,402	38.8	816,291	39.0	813,981	40.4

Agri-business and agricultural loans:
Loans secured by farmland	99,073	4.7	111,961	5.4	91,903	4.6
Loans for agricultural production	118,842	5.6	117,518	5.6	72,506	3.6
Total agri-business and agricultural loans	217,915	10.4	229,479	11.0	164,409	8.2

Other commercial loans	44,454	2.1	38,778	1.9	21,129	1.0
Total commercial loans	1,767,904	84.0	1,750,232	83.7	1,656,296	82.3

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	106,176	5.0	103,118	4.9	115,759	5.8
Open end and junior lien loans	176,725	8.4	182,325	8.7	177,359	8.8
Residential construction and land development loans	3,438	0.2	4,140	0.2	7,033	0.3
Total consumer 1-4 family mortgage loans	286,339	13.6	289,583	13.8	300,151	14.9

Other consumer loans	50,804	2.4	51,123	2.4	56,465	2.8
Total consumer loans	337,143	16.0	340,706	16.3	356,616	17.7
Subtotal	2,105,047	100.0%	2,090,938	100.0%	2,012,912	100.0%
Less: Allowance for loan losses	(48,495)		(45,007)		(36,332)
Net deferred loan fees	(681)		(979)		(1,469)
Loans, net	$2,055,871		$2,044,952		$1,975,111

Note: As a result of FASB ASU 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, the Company has revised this table in order to present the data with greater granularity.  This disaggregation will be substantially the same as those used in disclosures of credit quality.